Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
ACI Cyprus, L.L.C.	Delaware
Albemarle Australia Pty Ltd.	Australia
Albemarle Avonmouth Works Limited	United Kingdom
Albemarle Brazil Holdings LTDA.	Brazil
Albemarle Cambridge Chemicals Limited	United Kingdom
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Company Limited	China
Albemarle Chemicals Korea, Ltd.	Korea
Albemarle Chemicals Ltd.	Cyprus
Albemarle Chemicals Private Limited	India
Albemarle Chemicals S.A.S.	France
Albemarle Chemicals South Africa (PTY) Ltd.	South Africa
Albemarle Chemicals U.K. Limited	United Kingdom
Albemarle Corporation	Virginia
Albemarle de Venezuela C.A.	Venezuela
Albemarle Deutschland GmbH	Germany
Albemarle Europe Sprl	Belgium
Albemarle Foundation	Virginia
Albemarle Global Finance Company SCA	Belgium
Albemarle Global Holdings Ltd	Seychelles
Albemarle Grundstucksholding GmbH & Co. KG	Germany
Albemarle Holdings Company Limited	Turks & Caicos Islands
Albemarle Holdings Limited	China
Albemarle Hungary Private Limited Liability Company	Hungary
Albemarle International Holdings CV	Netherlands
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Korea Corporation	Korea
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Medway U.K. Limited	United Kingdom
Albemarle Middle East FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle Netherlands Holdings, CV	Netherlands
Albemarle Overseas Employment Corporation	Virginia
Albemarle Quimica LTDA	Brazil
Albemarle Singapore PTE LTD	Singapore
Albemarle Spain S.L.U.	Spain
Albemarle Taiwan Corporation	Taiwan
Albemarle Virginia Corporation	Virginia
Breitenau Holding GmbH	Austria

NAME	PLACE OF FORMATION
Grundstucksgemeinschaft Bergheim GbR	Austria
Jordan Bromine Company Limited	Jordan
Martinswerk GmbH	Germany
Ningbo Jinhai Albemarle Chemical and Industry Co., Ltd.	China
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Shanghai Jinhai Albemarle Fine Chemicals Company Limited	China